UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009 (February 23, 2009)

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.    CHANGE IN CONTROL OF REGISTRANT.

On February 23, 2009, BTB Purchaser Inc. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Parent”), completed its initial tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Indevus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at a price of $4.50 per Share, net to the seller in cash (less any required withholding taxes and without interest), plus contractual rights to receive up to an additional $3.00 per Share in contingent cash consideration payments (the “Offer Price”), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 5, 2009, by and among Parent, Purchaser and the Company (as amended, the “Merger Agreement”). The Offer expired at 5:00 p.m., New York City time, on February 20, 2009. The Company was advised by the depositary for the Offer that, as of the expiration of the Offer, a total of approximately 61,358,944 Shares were validly tendered and not withdrawn (including Shares delivered through notices of guaranteed delivery), representing approximately 77.972% of the Shares outstanding. On February 23, 2009, Parent announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer. On that same day, Purchaser paid $276,115,248 in aggregate initial cash consideration for the Shares tendered to the depositary and Parent entered into the Nebido Contingent Cash Consideration Agreement and the Octreotide Contingent Consideration Agreement (each as defined in the Merger Agreement), providing for the payment of up to an additional $3.00 per Share in contingent cash consideration payments, in accordance with the terms of the Offer.

On February 23, 2009, Parent also announced that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on February 27, 2009, unless extended. Any such extension will be followed by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the subsequent offering period was scheduled to expire.

The same Offer Price per Share offered in the initial offering period of the Offer will be paid during the subsequent offering period. Purchaser will immediately accept for payment all Shares validly tendered during this subsequent offering period, and payment will be made promptly after acceptance, in accordance with the terms of the Offer. Procedures for tendering Shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) Shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn. The Company supports the Purchaser’s decision to pursue the subsequent offering period.

The $276,115,248 in initial cash consideration payable to holders of Shares tendered during the initial offer period has been, and any cash payable to holders of Shares tendered during the subsequent offering period and for Shares to be converted into the right to receive the Offer Price upon the merger of Purchaser with and into the Company pursuant to the Merger Agreement, whereby the Company will become a wholly owned subsidiary of Parent (the “Merger) will be, provided by cash on hand at Parent and its subsidiaries.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 7, 2009 (the “Schedule 14D-9”), which is included as Exhibit 20.1 to this report, and (ii) the Tender Offer Statement on Schedule TO originally filed by Purchaser and Parent with the SEC on January 7, 2009 (the “Schedule TO”), which is included as Exhibit 20.2 to this report, and such information is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on January 6, 2009.

The information set forth below in Item 5.02 is incorporated by reference into this Item 5.01.

A copy of the press release issued by Parent on February 23, 2009, announcing Purchaser’s acceptance for payment of Shares validly tendered prior to the expiration of the initial offering period of the Offer and the commencement of the subsequent offering period is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In accordance with the Merger Agreement, Messrs. Andrew J. Ferrara, James C. Gale, Michael E. Hanson, Stephen C. McCluski and Malcolm Morville, Ph.D., and Ms. Cheryl P. Morley, directors of the Company, resigned from the Board of Directors of the Company (the “Board”), effective as of February 23, 2009, the date that Purchaser accepted for payment and thereby purchased in accordance with the terms of the Offer Shares validly tendered in the Offer and not properly withdrawn. Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Glenn L. Cooper, M.D., currently remains a director of the Company and is expected to continue as a director until the consummation of the Merger.

In addition, effective as of February 23, 2009, the Board appointed the following individuals as members of the Board: David P. Holveck, Nancy Wysenski and Ivan Gergel. Such persons were designated for appointment as directors of the Company by Purchaser pursuant to the Merger Agreement. Each such person is an officer and/or director of Parent. Information about the three directors designated for appointment by Purchaser was previously disclosed in the Information Statement comprising Annex I to the Schedule 14D-9 and is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on January 6, 2009.

The other information required by Item 5.02 of Form 8-K is contained in the Schedule 14D-9, including the Information Statement comprising Annex I thereto, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference.

ITEM 8.01. OTHER	EVENTS.

On February 23, 2009, Parent issued a press release announcing that Purchaser accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer, that payment for such Shares would be made promptly, in accordance with the terms of the Offer, and that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS.

(d)	Exhibits.

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Indevus Pharmaceuticals, Inc. (incorporated by reference in its entirety as originally filed with the SEC on January 7, 2009).

20.2	Tender Offer Statement on Schedule TO of BTB Purchaser Inc. and Endo Pharmaceuticals Holdings Inc. (incorporated by reference in its entirety as originally filed with the SEC on January 7, 2009).

99.1	Press Release issued by Endo Pharmaceuticals Holdings Inc. on February 23, 2009.

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Indevus Pharmaceuticals, Inc.

By:	/s/ MICHAEL W. ROGERS
Name:	Michael W. Rogers
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

Dated: February 23, 2009

EXHIBIT INDEX

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Indevus Pharmaceuticals, Inc. (incorporated by reference in its entirety as originally filed with the SEC on January 7, 2009).

20.2	Tender Offer Statement on Schedule TO of BTB Purchaser Inc. and Endo Pharmaceuticals Holdings Inc. (incorporated by reference in its entirety as originally filed with the SEC on January 7, 2009).

99.1	Press Release issued by Endo Pharmaceuticals Holdings Inc. on February 23, 2009.